EXHIBIT 99.1

Ace Marketing & Promotions Proposes Name Change to Better Reflect the Direction of the Company

NEW YORK, NY Jan. 28, 2013 /PRNewswire/ -- Ace Marketing & Promotions, Inc. (OTCBB: AMKT) is pleased to announce today that the Board of Directors ("the Board") has proposed to change the Company's name to "Applied Marketing Technologies Inc.", subject to the shareholders' approval at the upcoming shareholder meeting.

Applied Marketing Technologies Inc. is a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, and digital media.

Mr. Dean Julia, Co-CEO, said, "The proposed new name will better reflect the Company’s evolved mission, diversified operations and commitment to developing innovative marketing technology solutions.”

In addition to the proposed name change, AMKT is pleased to announce the formation of two (2) new wholly-owned subsidiaries to go along with its existing subsidiary (Mobiquity Networks), each focused on driving new revenue through the commercialization of one or more propriety technologies developed or acquired by the Company.

The first new subsidiary is Ace Marketing Group (AMG), an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. AMG offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business. Additionally, Ace Marketing Group has developed a proprietary back-office business process management platform dubbed “Axxion”. AMG created this platform to ensure efficient business process scalability. Axxion will be the cornerstone of a planned growth strategy focused on acquisition and an aggressive sales team expansion.

The second new subsidiary is Venn Media, created to commercialize a proprietary Web Development Platform (with CMS) engineered to revolutionize the way websites are developed & maintained. The Venn Media platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a Content Management System (CMS) that puts the control of content back into the Clients’ hands. More importantly, the Venn CMS allows clients to manage their Branded Merchandise/Company Store, In-House Database, E-mail and SMS Text marketing communication from a single platform. Over 75 projects have already been built and successfully launched on Venn Media’s version 1 platform. Version 2, which is already in development, with advanced social media integration is scheduled to be launched later this year.

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The third subsidiary is Mobiquity Networks, a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to build one of the nation's largest Proximity Marketing networks. Proximity Marketing is a location-based marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based network of its kind. It is currently installed in 75 malls across the US, covering each of the top 10 advertising DMA’s, and has the ability to reach approximately 96 million shopping visits per month.

ABOUT “ACE” (Proposed APPLIED MARKETING TECHNOLOGIES)”

Ace Marketing & Promotions, Inc. is a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media. The Company’s 3 business divisions are: Ace Marketing Group (Integrated Marketing Technologies), Venn Media (Integrated Website Development and Social Media Platform) and Mobiquity Networks (Location Based Mobile Marketing Network).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790
718-233-2627
E: twagner@legendsecuritiesinc.com

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